 2812 SOUTH 2750 EAST. • SALT LAKE CITY, UTAH 84109

 (801) 277-2763 PHONE • (801) 277-6509 FAX

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

March 17, 2008

U.S. Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

Re: Consent to be named in the S-8 Registration Statement of Wizzard Software Corporation, a Colorado corporation (the "Registrant"), SEC File No. 333-69415, 333-143102, 333-143103 and 333-149033, filed on May 26, 2006, May 21, 2007, May 21, 2007 and February 4, 2008 covering the registration and issuance of 125,000, 200,000, 200,000 and 200,000 shares of common stock to the participant in the Company’s 2006, 2007, 2007(key employee)  and 2008 Stock Option Plans, respectively.

Ladies and Gentlemen:

We hereby consent to the use of our audit report dated March 14, 2008, for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on March 17, 2008 in the above referenced Registration Statement.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory & Associates, LLC

Gregory and Associates, LLC,

Certified Public Accountants